UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2006

DATASTREAM SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25590	57-0813674
(Commission File Number)	(IRS Employer Identification No.)

50 Datastream Plaza, Greenville, South Carolina	29605
(Address of Principal Executive Offices)	(Zip Code)

(864) 422-5001

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2006, Datastream Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Magellan Holdings, Inc., a Georgia corporation (“Parent”), and Spartan Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent is a wholly owned subsidiary of Infor Global Solutions AG (“Infor”).

At the Effective Time (as defined in the Merger Agreement) of the Merger, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent or Merger Sub, which will be canceled, and Dissenting Shares, as defined in the Merger Agreement) will be automatically converted into the right to receive $10.26 in cash, without interest. All outstanding stock options of the Company will be canceled in the Merger. The holder of a stock option outstanding immediately prior to the Effective Time will be entitled to receive in settlement of such option an amount of cash, without interest, equal to the product of (i) the number of shares otherwise issuable upon the exercise of the stock option and (ii) $10.26 less the exercise price of such stock option.

Consummation of the Merger is subject to customary conditions, including but not limited to (i) approval of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) expiration or termination of the Hart-Scott-Rodino waiting period and the receipt of any competition, merger control or similar approvals required by any foreign jurisdiction, and (iii) absence of any law, order or injunction prohibiting the closing. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including but not limited to (i) the accuracy of the representations and warranties of the other party, and (ii) compliance of the other party with its covenants contained in the Merger Agreement, including the Company making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Further, the obligation of Parent to consummate the Merger is subject to, among other things, (i) there being no circumstance, effect, event or change that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (as that term is defined in the Merger Agreement) on the Company, and (ii) the satisfaction of certain conditions applicable to the Company contained in Parent’s commitment letter relating to the financing required to consummate the Merger. The Merger Agreement provides that the closing will occur on the later of five business days following the satisfaction of all closing conditions and April 14, 2006.

In addition, the Merger Agreement contains representations and warranties the Company and Parent and Merger Sub made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the contract between the Company, Parent and Merger Sub and are subject to important qualifications and limitations agreed to by those parties in connection with negotiating the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company and Parent and Merger Sub rather than establishing matters as facts.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of up to $6,500,000. The Merger Agreement also provides that in certain instances where the termination fee is not owed, the Company may be required to reimburse Parent for up to $3,000,000 of its transaction related expenses.

The Merger Agreement also required the Company to amend the Company’s Stockholder Protection Rights Agreement, dated December 10, 2001 (the “Rights Agreement”), between the Company and Wachovia Bank, N.A., as rights agent (the “Rights Agent”), to preclude the Merger from triggering the Rights Agreement. The amendment to the Rights Agreement is further described in Item 3.03 below and such description is incorporated herein by reference.

In connection with the execution of the Merger Agreement, certain executive officers of the Company entered into a voting agreement on January 4, 2006, with Parent and Merger Sub, in which such executive officers agreed to vote their respective shares of Company common stock in favor of the Merger and, in the event they do not act in accordance with their obligations thereunder, granted Parent a proxy to vote their shares at any Company stockholder meeting convened to consider the Merger.

The foregoing descriptions of the Merger, the Merger Agreement and the amendment to the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the amendment to the Rights Agreement, which are filed respectively as Exhibits 2.1 and 4.1 hereto, and are incorporated herein by reference.

In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement that will contain information about the Company, Parent, Infor, the proposed Merger and related matters. The information in this Form 8-K is not a substitute for the proxy statement, and STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and a proxy card from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Parent and Infor may also be deemed participants in such solicitation. Information regarding the Company’s directors and executive officers is available in the Company’s Form 10-K for the fiscal year ended December 31, 2004 and filed with the SEC on September 15, 2005. Information regarding any interests that the Company’s directors and executive officers may have in the Merger will be set forth in the proxy statement that the Company intends to file with the SEC in connection with the proposed Merger.

Item 3.03. Material Modification to Rights of Security Holders.

As described in Item 1.01 above of this Current Report on Form 8-K, on January 4, 2006, in connection with the Merger, the Company’s Board of Directors authorized the execution of an amendment (the “Rights Amendment”) to the Rights Agreement relating to the Company’s common stock in order to make the Rights Agreement inapplicable to the Merger and to provide for the termination of the Rights Agreement immediately prior to the Effective Time of the Merger. The Amendment provides, among other matters, that (i) no person shall become an “Acquiring Person” under the Rights Agreement solely as the result of the execution and delivery of and/or the consummation of any transactions contemplated by the Merger Agreement, (ii) the “Expiration Time” shall occur immediately prior to the Effective Time, (iii) no “Separation Time” shall occur solely as a result of the execution and delivery of and/or the consummation of any transactions contemplated by the Merger Agreement, and (iv) no “Stock Acquisition Date” shall occur solely as the result of the execution and delivery of and/or the consummation of any transactions contemplated by the Merger Agreement. The Rights Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing summary of the material features of the Rights Amendment is qualified in its entirety by reference to the Rights Amendment.

Item 8.01. Other Events.

Following the announcement of the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K, on January 5, 2006, the Company sent additional communications to certain of its employees and customers to notify them of the pending transaction. These communications may be deemed soliciting material pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and are filed herewith as Exhibits 99.2, 99.3 and 99.4 and incorporated herein by reference.

On January 5, 2006, the Company and Infor issued a press release announcing the Merger Agreement and proposed Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 4, 2006, by and among the Company, Parent, and Merger Sub.*

4.1	First Amendment to Stockholder Protection Rights Agreement, dated as of January 4, 2006, by and between the Company and Wachovia Bank, N.A., as rights agent.

99.1	Press Release dated January 5, 2006 issued by the Company and Infor.

99.2	Communication to Employees described in Item 8.01 above.

99.3	Communication to Customers described in Item 8.01 above.

99.4	Communication to Customers described in Item 8.01 above.

*	Exhibits and schedules are omitted but will be furnished to the SEC supplementally upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASTREAM SYSTEMS, INC.

/s/ C. Alex Estevez
Name:	C. Alex Estevez
Title:	President and Chief Financial Officer

Date: January 5, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 4, 2006, by and among the Company, Parent, and Merger Sub.*

4.1	First Amendment to Stockholder Protection Rights Agreement, dated as of January 4, 2006, by and between the Company and Wachovia Bank, N.A., as rights agent.

99.1	Press Release dated January 5, 2006 issued by the Company and Infor.

99.2	Communication to Employees described in Item 8.01 above.

99.3	Communication to Customers described in Item 8.01 above.

99.4	Communication to Customers described in Item 8.01 above.